EXHIBIT 3.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of Imaging3, Inc. (the "Company") dated June 16, 2010, of our report dated March 26, 2010, relating to the Company's financial statements for the year ended December 31, 2009, and the reference to our firm under the caption "Experts" in the Registration Statement.



/s/M&K CPAS, PLLC
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www.mkacpas.com
Houston, Texas

June 16, 2010